Exhibit 99.1

Westrock Coffee Company Reports Second Quarter 2023 Results and Announces Closing of $118.8 Million Equity Investment to Support Long-Term Growth

Little Rock, Ark. (August 9, 2023) – Westrock Coffee Company (Nasdaq: WEST) (“Westrock Coffee” or the “Company”) today reported financial results for the second quarter ended June 30, 2023 and announced the closing of the upsized $118.8 million common stock equity raise originally disclosed on June 30, 2023 and July 18, 2023.

Scott T. Ford, CEO and Co-founder stated, “We are pleased to announce today our second quarter financial results and the closing of our $118.8 million equity raise, which provides us with the capital necessary to fully fund the expanded opportunities we were seeing for our Conway extract and RTD facility. We currently have customer commitments for 100% of the capacity available in our originally planned for high-speed can and glass bottle lines, and we are well on our way to contracting the expanded capacity we announced in late June.  I could not be more excited about where we sit in both our customer and competitive landscape or of the team that has worked tirelessly to put us in this position.”

Second Quarter Highlights

●	Consolidated net sales were $224.7 million for the second quarter of 2023, an increase of $1.3 million, or 0.6%, compared to the second quarter of 2022.
●	Consolidated gross profit for the second quarter of 2023 was $35.7 million and included $1.0 million of non-cash mark-to-market gains, compared to consolidated gross profit of $38.9 million for the second quarter of 2022, which included $1.4 million of non-cash mark-to-market losses.
●	Net loss for the period was $26.8 million, compared to a net loss of $5.8 million for the second quarter of 2022. The $26.8 million net loss for the second quarter of 2023 included $2.9 million of acquisition, restructuring and integration expense and $11.8 million of non-cash expense from the change in fair value of warrant liabilities. Net loss of $5.8 million for the second quarter of 2022 included $2.3 million of acquisition, restructuring and integration expense.
●	Adjusted EBITDA was $11.3 million for the second quarter of 2023, a decrease of $2.0 million, compared to the second quarter of 2022.
●	Beverage Solutions segment contributed $189.7 million of net sales and $11.7 million of Adjusted EBITDA for the second quarter of 2023, compared to $170.9 million and $12.5 million, respectively, for the second quarter of 2022.
●	SS&T segment, net of intersegment revenues, contributed $35.0 million of net sales and Adjusted EBITDA of ($0.4 million) for the second quarter of 2023, compared to $52.5 million and $0.8 million, respectively, for the second quarter of 2022.

PIPE Investments

On August 3, 2023, the Company closed on the previously announced sale of 10.0 million shares of common stock, par value $0.01 per share (“Common Shares”), to HF Direct Investments Pool, LLC (an affiliate of HF Capital, LLC), the Herbert Hunt family and the Arkansas Teacher Retirement System, for aggregate gross proceeds of $100.0 million. In addition, on August 7, 2023, the Company sold approximately 1.9 million Common Shares, at a share price of $10.00 per share (the “BBH Investment”), to affiliates of Brown Brothers Harriman & Co. (the “BBH Stockholders”) in connection with the previously announced exercise of the BBH Stockholders’ preemptive rights under the terms of that certain Investor Rights Agreement dated April 4, 2022, which was amended and restated effective on August 3, 2023, in connection with the closing of the investment by HF Direct Investments Pool, LLC. Aggregate gross proceeds to the Company from the BBH Investment were approximately $18.8 million.

2023 Outlook

The Company is reaffirming its guidance provided on June 30, 2023 for 2023 consolidated Adjusted EBITDA to grow flat to 10% over 2022.

The Company is not readily able to provide a reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income without unreasonable effort because certain items that impact such figure are uncertain or outside the Company’s control and cannot be reasonably predicted. Such items include the impacts of non-cash gains or losses resulting from mark-to-market adjustments of derivatives and the change in fair value of warrant liabilities, among others.

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Conference Call Details

Westrock Coffee will host a conference call and webcast at 4:30 p.m. ET today to discuss this release. To participate in the live earnings call and question and answer session, please register at https://register.vevent.com/register/BI5723fdac9e6948ecb87d7e05f2a62f7d and dial-in information will be provided directly to you. The live audio webcast will be accessible in the “Events and Presentations” section of the Company’s Investor Relations website at https://investors.westrockcoffee.com/. An archived replay of the webcast will be available shortly after the live event has concluded and will be available for a minimum of 14 days.

About Westrock Coffee

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world. With offices in 10 countries, the company sources coffee and tea from 35 origin countries.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, our 2023 financial outlook, certain plans, expectations, goals, projections, and statements about the timing and benefits of the build-out, and our ability to sell or commit the capacity prior to commencement of commercial production, of the Company's Conway, Arkansas extract and ready-to-drink facility, the plans, objectives, expectations, and intentions of Westrock Coffee, and other statements that are not historical facts. These statements are based on information available to Westrock Coffee as of the date hereof and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee's business and the timing of expected business milestones; the effects of competition on Westrock Coffee's business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or has difficulty successfully integrating acquired companies, including Kohana Coffee, LLC and Bixby Roasting Co.; the availability of equipment and the timely performance by suppliers involved with the build-out of the Conway, Arkansas facility; the loss of significant customers or delays in bringing their products to market; and those factors discussed in Westrock Coffee’s Annual Report on Form 10-K, which was filed with the United States Securities and Exchange Commission (the “SEC”) on March 21, 2023, in Part I, Item 1A “Risk Factors” and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee's expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee's assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

ICR for Westrock: Westrock@icrinc.com

Investor Relations:

ICR for Westrock: WestrockIR@icrinc.com

Westrock Coffee Company

Condensed Consolidated Balance Sheets

(Unaudited)

(Thousands, except par value)	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$25,245	$16,838
Restricted cash	3,537	9,567
Accounts receivable, net of allowance for credit losses of $2,672 and $3,023, respectively	100,863	101,639
Inventories	154,682	145,836
Derivative assets	18,357	15,053
Prepaid expenses and other current assets	13,542	9,166
Total current assets	316,226	298,099

Property, plant and equipment, net	240,349	185,206
Goodwill	116,353	113,999
Intangible assets, net	127,022	130,886
Operating lease right-of-use assets	15,172	11,090
Other long-term assets	7,186	6,933
Total Assets	$822,308	$746,213

LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current maturities of long-term debt	$9,293	$11,504
Short-term debt	46,190	42,905
Accounts payable	102,083	116,675
Supply chain finance program	29,026	—
Derivative liabilities	7,282	7,592
Accrued expenses and other current liabilities	36,084	37,459
Total current liabilities	229,958	216,135

Long-term debt, net	237,769	162,502
Deferred income taxes	17,938	14,355
Warrant liabilities	61,280	55,521
Other long-term liabilities	14,600	11,035
Total liabilities	561,545	459,548

Commitments and contingencies

Series A Convertible Preferred Shares, $0.01 par value, 24,000 shares authorized, 23,566 shares and 23,588 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively, $11.50 liquidation value	275,025	274,936

Shareholders' (Deficit) Equity
Preferred stock, $0.01 par value, 26,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 75,728 shares and 75,020 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	760	750
Additional paid-in-capital	348,711	342,664
Accumulated deficit	(359,194)	(328,042)
Accumulated other comprehensive loss	(4,539)	(6,103)
Total shareholders' (deficit) equity attributable to Westrock Coffee Company	(14,262)	9,269
Non-controlling interest	—	2,460
Total shareholders' (deficit) equity	(14,262)	11,729

Total Liabilities, Convertible Preferred Shares and Shareholders' (Deficit) Equity	$822,308	$746,213

Westrock Coffee Company

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands, except per share data)	2023	2022	2023	2022
Net sales	$224,694	$223,413	$430,136	$409,841
Costs of sales	189,018	184,515	360,162	332,512
Gross profit	35,676	38,898	69,974	77,329

Selling, general and administrative expense	34,170	35,048	68,292	70,109
Acquisition, restructuring and integration expense	2,901	2,304	9,545	4,787
Loss on disposal of property, plant and equipment	—	184	896	289
Total operating expenses	37,071	37,536	78,733	75,185
(Loss) income from operations	(1,395)	1,362	(8,759)	2,144

Other (income) expense
Interest expense	7,385	8,813	13,414	16,861
Change in fair value of warrant liabilities	11,800	—	6,272	—
Other, net	(9)	(133)	811	(1,110)
Loss before income taxes	(20,571)	(7,318)	(29,256)	(13,607)
Income tax expense (benefit)	6,240	(1,499)	1,881	(3,083)
Net loss	$(26,811)	$(5,819)	$(31,137)	$(10,524)
Net (loss) income attributable to non-controlling interest	—	(106)	15	65
Net loss attributable to shareholders	(26,811)	(5,713)	(31,152)	(10,589)
Accretion of Series A Convertible Preferred Shares	87	—	(341)	—
Accumulating preferred dividends	—	(7,145)	—	(13,882)
Net loss attributable to common shareholders	$(26,724)	$(12,858)	$(31,493)	$(24,471)

Loss per common share(1):
Basic	$(0.35)	$(0.37)	$(0.42)	$(0.70)
Diluted	$(0.35)	$(0.37)	$(0.42)	$(0.70)

Weighted-average number of shares outstanding(1):
Basic	75,726	34,855	75,543	34,749
Diluted	75,726	34,855	75,543	34,749

(1) Retroactively adjusted the three and six months ended June 30, 2022 for the de-SPAC merger transaction.

Westrock Coffee Company

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(Thousands)	2023	2022
Cash flows from operating activities:
Net loss	$(31,137)	$(10,524)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,055	11,966
Equity-based compensation	3,857	479
Paid-in-kind interest added to debt principal	—	294
Provision for credit losses	653	922
Amortization of deferred financing fees included in interest expense	988	1,046
Loss on disposal of property, plant and equipment	896	289
Mark-to-market adjustments	(2,205)	250
Change in fair value of warrant liabilities	6,272	—
Foreign currency transactions	907	91
Deferred income tax (benefit) expense	1,881	(3,083)
Other	992	—
Change in operating assets and liabilities:
Accounts receivable	649	(11,137)
Inventories	(6,874)	(53,663)
Derivative assets and liabilities	693	(10,743)
Prepaid expense and other assets	(8,529)	(14,257)
Accounts payable	(24,080)	37,278
Accrued liabilities and other	7,314	3,818
Net cash used in operating activities	(35,668)	(46,974)
Cash flows from investing activities:
Additions to property, plant and equipment	(55,745)	(15,163)
Additions to intangible assets	(95)	(48)
Acquisition of business, net of cash acquired	(2,392)	—
Proceeds from sale of property, plant and equipment	57	2,248
Net cash used in investing activities	(58,175)	(12,963)
Cash flows from financing activities:
Payments on debt	(79,795)	(51,665)
Proceeds from debt	156,118	107,423
Proceeds from supply chain financing program	29,026	—
Payment of debt issuance costs	(2,582)	—
Net repayments from repurchase agreements	(5,236)	—
Proceeds from exercise of stock options	63	—
Proceeds from exercise of Public Warrants	2,632	—
Payment for purchase of non-controlling interest	(2,000)	—
Payment for taxes for net share settlement of equity awards	(1,841)	(477)
Net cash provided by financing activities	96,385	55,281
Effect of exchange rate changes on cash	(165)	(29)
Net increase (decrease) in cash and cash equivalents and restricted cash	2,377	(4,685)
Cash and cash equivalents and restricted cash at beginning of period	26,405	22,870
Cash and cash equivalents and restricted cash at end of period	$28,782	$18,185

Supplemental non-cash investing and financing activities:
Property, plant and equipment acquired but not yet paid	$17,958	$372
Issuance of common shares related to Public Warrant exercise	3,144	—
Issuance of common shares related to acquisitions	446	—
Issuance of common shares related to conversion of Series A Preferred Shares	254	—
Issuance of common shares related to purchase of non-controlling interest	475	—
Accretion of convertible preferred shares	341	—
Accumulating preferred dividends	—	13,882

Westrock Coffee Company

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands)	2023	2022	2023	2022
Net loss	$(26,811)	$(5,819)	$(31,137)	$(10,524)
Interest expense	7,385	8,813	13,414	16,861
Income tax expense (benefit)	6,240	(1,499)	1,881	(3,083)
Depreciation and amortization	6,181	5,952	12,055	11,966
EBITDA	(7,005)	7,447	(3,787)	15,220
Acquisition, restructuring and integration expense	2,901	2,304	9,545	4,787
Change in fair value of warrant liabilities	11,800	—	6,272	—
Management and consulting fees (S&D Coffee, Inc. acquisition)	—	866	556	2,201
Equity-based compensation	2,310	308	3,857	479
Conway extract and ready-to-drink facility start-up costs	1,711	—	3,580	—
Mark-to-market adjustments	(969)	1,395	(2,205)	250
Loss on disposal of property, plant and equipment	—	184	896	289
Other	562	789	1,049	1,461
Adjusted EBITDA	$11,310	$13,293	$19,763	$24,687

Westrock Coffee Company

Reconciliation of Segment Results

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands)	2023	2022	2023	2022
Net Sales
Beverage Solutions	$189,719	$170,865	$370,928	$319,226
Sustainable Sourcing & Traceability[1]	34,975	52,548	59,208	90,615
Total of Reportable Segments	$224,694	$223,413	$430,136	$409,841

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands)	2023	2022	2023	2022
Gross Profit
Beverage Solutions	$32,475	$37,180	$62,970	$71,095
Sustainable Sourcing & Traceability	3,201	1,718	7,004	6,234
Total of Reportable Segments	$35,676	$38,898	$69,974	$77,329

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands)	2023	2022	2023	2022
Adjusted EBITDA
Beverage Solutions	$11,660	$12,471	$20,081	$22,891
Sustainable Sourcing & Traceability	(350)	822	(318)	1,796
Total of Reportable Segments	$11,310	$13,293	$19,763	$24,687

1 - Net of intersegment revenues

Non-GAAP Financial Measures

We refer to EBITDA and Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net (loss) income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Adjusted EBITDA are important non-GAAP supplemental measures of operating performance as they contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company’s past operating performance. Additionally, we use these non-GAAP financial measures in evaluating the performance of our segments, to make operational and financial decisions and in our budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

We define “EBITDA” as net (loss) income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before equity-based compensation expense and the impact, which may be recurring in nature, of acquisition, restructuring and integration related costs, including management services and consulting agreements entered into in connection with the acquisition of S&D Coffee, Inc., impairment charges, changes in the fair value of warrant liabilities, non-cash mark-to-market adjustments, certain costs specifically excluded from the calculation of EBITDA under our material debt agreements, such as facility start-up costs, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Adjusted EBITDA are important supplemental measures to net (loss) income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.

Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should be viewed in addition to, and not be considered as alternatives for, net (loss) income determined in accordance with GAAP. Further, our computations of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies that define EBITDA and Adjusted EBITDA differently than we do.